Contract:	Mark E. Secor
Chief Financial Officer
Phone:	(219) 873-2611
Fax:	(219) 874-9280
Date:	April 28, 2021

FOR IMMEDIATE RELEASE

Horizon Bancorp, Inc. Announces First Quarter 2021 Financial Results

Michigan City, Indiana, April 28, 2021 (GLOBE NEWSWIRE) — (NASDAQ GS: HBNC) — Horizon Bancorp, Inc. (“Horizon” or the “Company”) announced its unaudited financial results for the three months ending March 31, 2021.

“Horizon completed the first quarter with over $6 billion in assets, strong profitability, modest provision expense, further reductions in deposit costs, and continued improvement in key asset quality metrics,“ Chairman and CEO Craig M. Dwight said. “Coming off a record year of residential lending, we were very pleased with mortgage activity and fee income in what has historically been our seasonally lightest volume quarter. In addition, our commercial pipeline of approved and unfunded loans and lines of credit, coupled with the current outlook of the businesses and communities we serve in growing Indiana and Michigan markets, leads us to anticipate improving demand from customer investments in plant and equipment, logistics and distribution, infrastructure, and other financing needs in a recovery economy. Given our balance sheet, highly efficient operations and talented workforce, we believe Horizon is very well positioned to capitalize on significant organic and strategic growth opportunities within our attractive Midwestern markets.”

First Quarter 2021 Highlights

•Earned net income of $20.4 million, or $0.46 diluted earnings per share, compared to $21.9 million, or $0.50 diluted earnings per share, for the fourth quarter of 2020 and $11.7 million, or $0.26 diluted earnings per share, for the first quarter of 2020.

•Pre–tax, pre–provision net income totaled a first–quarter record $24.2 million, compared to $26.9 million for the fourth quarter of 2020 and $21.8 million for the first three months of 2020. This non–GAAP financial measure is utilized by banks to provide a greater understanding of pre–tax profitability before giving effect to credit loss expense. (See the “Non–GAAP Reconciliation of Pre–Tax, Pre–Provision Income” table below.)

•Non–interest expense was $32.2 million in the quarter, or 2.20% of average assets on an annualized basis, compared to $36.5 million, or 2.47%, in the fourth quarter of 2020 and $31.1 million, or 2.38%, in the first quarter of 2020.

•The efficiency ratio for the period was 57.03% compared to 57.54% for the fourth quarter of 2020 and 58.79% for the first quarter of 2020. The adjusted efficiency ratio was 57.97% compared to 56.48% for the fourth quarter of 2020 and 59.43% for the first quarter of 2020. (See the “Non-GAAP Calculation and Reconciliation of Efficiency Ratio and Adjusted Efficiency Ratio” table below.)

•Generated return on average assets (“ROAA”) of 1.40% and return on average common equity (“ROACE”) of 11.88% in the quarter, as well as adjusted ROAA of 1.35% and adjusted ROACE of 11.46%, excluding the impact of gains on sale of investment securities, net of tax. (See the “Non–GAAP Reconciliation of Return on Average Assets” and the “Non–GAAP Reconciliation of Return on Average Common Equity” tables below.)

Horizon Bancorp, Inc. Announces First Quarter 2021 Financial Results
•Following record residential lending last year and during what has historically been its seasonally lightest volume quarter, mortgage–related non–interest income remained strong in the first three months of 2021, with gain on mortgage loan sales of $5.3 million and net mortgage servicing income of $213,000. The bank originated $155.6 million in mortgage loans during the quarter, with 65% of volume from refinances, as Horizon continued to focus residential lending on prime borrowers in Indiana and Michigan markets.

•Net interest income was $42.5 million for the quarter, compared to $43.6 million for the fourth quarter of 2020 and $40.9 million for the first quarter of 2020. First quarter 2021 net interest income remained relatively stable in the current environment, given previously disclosed initiatives to optimize returns on earning assets, including increasing investment securities to 23.5% of assets from 22.1% in the fourth quarter of 2020 and 20.6% in the first quarter of 2020.

•Reported net interest margin (“NIM”) of 3.29% and adjusted NIM of 3.17%, with reported NIM declining by 5 basis points and adjusted NIM decreasing by 27 basis points from the fourth quarter of 2020. (See the “Non–GAAP Reconciliation of Net Interest Margin” table for the definition of this non–GAAP calculation.) An estimated 10 basis points attributed to Federal Paycheck Protection Program (“PPP”) lending improved the margin, offset by an estimated 16 basis point compression attributed to excess liquidity held during the quarter, for both NIM and adjusted NIM.
•Horizon’s in–market consumer and commercial deposit relationships, combined with strategic pricing moves to manage deposit growth and runoff of higher–priced time deposits, contributed to continued improvement in the cost of interest bearing liabilities, which declined to 0.50% in the quarter, compared to 0.94% in the fourth quarter of 2020 and 1.13% in the first quarter of 2020.

•Increased the allowance for credit losses (“ACL”) 0.3% year–to–date to $57.2 million at period end, representing 1.56% of total loans, reflecting implementation of the Current Expected Credit Losses (“CECL”) accounting method and prudent increases in the Company’s general reserves. ACL at period end represented 1.67% of loans excluding $252.3 million in PPP loans, and 228.1% of non–performing loans.

•COVID–19 deferral levels improved to 2.7% of total loans at period end, compared to 3.3% on December 31, 2020, and the bank experienced no material specific loan losses attributable to COVID–19 closures.

•Maintained solid asset quality metrics at period end, including non–performing loans declining 6.5% during the quarter to $25.1 million, or 0.68% of total loans, and substandard loans declining 12.5% to $86.5 million, or 2.4% of total loans, while net charge–offs remained unchanged at 0.01% of average loans for the period.

•Loans excluding PPP lending totaled $3.42 billion on March 31, 2021, reflecting Horizon’s successful efforts to secure payoffs of loans previously classified as substandard, as well as cash reserves maintained by many current and prospective commercial borrowers and retail households through the quarter. Loans excluding PPP lending totaled $3.67 billion on December 31, 2020 and $3.71 billion on March 31, 2020.

•Horizon announced an 8.3% increase in its quarterly cash dividend in March to $0.13 per share, paying uninterrupted dividends for over 30 years. As of March 31, 2021, in excess of $127 million in cash was maintained at the holding company, providing considerable future optionality to build shareholder value.

•Horizon opened a new full–service branch on March 31, 2021 in Gary to improve access to financial services in this Northwest Indiana community.

Summary

	For the Three Months Ended
	March 31,	December 31,	March 31,
Net Interest Income and Net Interest Margin	2021	2020	2020
Net interest income	$42,538	$43,622	$40,925
Net interest margin	3.29%	3.34%	3.56%
Adjusted net interest margin	3.17%	3.44%	3.44%

Horizon Bancorp, Inc. Announces First Quarter 2021 Financial Results
“As we indicated in January, net interest margin headwinds were expected in the near term,” Mr. Dwight commented. “While we saw asset repricing as anticipated in the first quarter, we further reduced funding costs through time deposit runoff and strategic deposit pricing. This approach was balanced with our commitment to stand by Indiana and Michigan businesses, municipalities, and communities for the long haul, even if it requires some excess liquidity in the short term while we position the bank for loan growth in the quarters ahead and redeploy excess cash into investments to improve net interest income.”

	For the Three Months Ended
	March 31,	December 31,	March 31,
Asset Yields and Funding Costs	2021	2020	2020
Interest earning assets	3.66%	4.05%	4.47%
Interest bearing liabilities	0.50%	0.94%	1.13%

	For the Three Months Ended
Non–interest Income and	March 31,	December 31,	March 31,
Mortgage Banking Income	2021	2020	2020
Total non–interest income	$13,873	$19,733	$12,063
Gain on sale of mortgage loans	5,296	7,815	3,473
Mortgage servicing income net of impairment	213	327	25

	For the Three Months Ended
	March 31,	December 31,	March 31,
Non–interest Expense	2021	2020	2020
Total non–interest expense	$32,172	$36,453	$31,149
Annualized non–interest expense to average assets	2.20%	2.47%	2.38%

	For the Three Months Ended
	March 31,	December 31,	March 31,
Credit Quality	2021	2020	2020
Allowance for credit losses to total loans	1.56%	1.47%	1.30%
Non–performing loans to total loans	0.68%	0.69%	0.65%
Percent of net charge–offs to average loans outstanding for the period	0.01%	0.01%	0.01%

Allowance for	December 31,	Net Reserve Build	March 31,
Credit Losses	2020	1Q20	2021
Commercial	$42,210	$770	$42,980
Retail Mortgage	4,620	(391)	4,229
Warehouse	1,267	(104)	1,163
Consumer	8,930	(116)	8,814
Allowance for Credit Losses (“ACL”)	$57,027	$159	$57,186
ACL / Total Loans	1.47%		1.56%
Acquired Loan Discount (“ALD”)	$11,494	$(221)	$11,273

“We are very pleased with the continued improvement in our asset quality metrics, including reductions in non–performing and non–accrual loans, as well as meaningfully lower levels of substandard loans resulting from our team’s concerted workout efforts and the continued, steady reduction in COVID–19 deferral levels,” Mr. Dwight said.

Horizon Bancorp, Inc. Announces First Quarter 2021 Financial Results
“Horizon’s strong core operating fundamentals, consistent retained earnings generation and well–capitalized position, as defined by regulators, underscore the overall strength of our business,” said Mr. Dwight. “Horizon has paid uninterrupted quarterly cash dividends for over 30 years, and we were pleased to recently announce an 8.3% increase in this payout to shareholders to $0.13 per quarter.”

Income Statement Highlights

Net income for the first quarter of 2021 was $20.4 million, or $0.46 diluted earnings per share, compared to $21.9 million, or $0.50, for the linked quarter and $11.7 million, or $0.26, for the prior year period.

Adjusted net income for the first quarter of 2021 was $19.7 million, or $0.44 diluted earnings per share, compared to $22.8 million, or $0.52, for the linked quarter and $11.2 million, or $0.24, for the prior year period. Adjusted net income, which is not calculated according to generally accepted accounting principles (“GAAP”), is a measure that Horizon uses to provide a greater understanding of operating profitability.

The decrease in net income for the first quarter of 2021 when compared to the fourth quarter of 2020 reflects a decrease in non–interest income of $5.9 million, a decrease of $1.1 million in net interest income and an increase of $1.5 million in income tax expense, offset by a decrease in non–interest expense of $4.3 million and a decrease in credit loss expense of $2.7 million.

Interest income includes the recognition of PPP net loan processing fees totaling $3.2 million in the first quarter of 2021, compared to $4.6 million in the linked quarter. On March 31, 2021, the Company had $7.3 million in deferred PPP loan processing fees outstanding and $252.3 million in PPP loans outstanding. PPP deferred fees and loans outstanding at December 31, 2020 were $4.0 million and $208.9 million, respectively. The processing fees are deferred and recognized over the contractual life of the loan, or accelerated at forgiveness.

First quarter 2021 income from the gain on sale of mortgage loans totaled $5.3 million, down from $7.8 million in the linked quarter and up from $3.5 million in the prior year period.

Non–interest expense of $32.2 million in the first quarter of 2021 reflected a $3.2 million decrease in salaries and employee benefits expense from the linked quarter. The level of salaries and employee benefits expense during the fourth quarter of 2020 reflected higher performance–based compensation accruals due to the record 2020 net interest income, non–interest income revenues and other key performance metrics.

The increase in net income for the first quarter of 2021 when compared to the same prior year period reflects an increase in non–interest income of $1.8 million, an increase in net interest income of $1.6 million and a decrease in credit loss expense of $8.2 million, offset by an increase in income tax expense of $1.9 million and an increase in non–interest expense of $1.0 million.

Horizon Bancorp, Inc. Announces First Quarter 2021 Financial Results

Non–GAAP Reconciliation of Net Income
(Dollars in Thousands, Unaudited)
	Three Months Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
	2021	2020	2020	2020	2020
Net income as reported	$20,422	$21,893	$20,312	$14,639	$11,655
(Gain) / loss on sale of investment securities	(914)	(2,622)	(1,088)	(248)	(339)
Tax effect	192	551	228	52	71
Net income excluding (gain) / loss on sale of investment securities	19,700	19,822	19,452	14,443	11,387
Death benefit on bank owned life insurance (“BOLI”)	—	—	(31)	—	(233)
Net income excluding death benefit on BOLI	19,700	19,822	19,421	14,443	11,154
Prepayment penalties on borrowings	—	3,804	—	—	—
Tax effect	—	(799)	—	—	—
Net income excluding prepayment penalties on borrowings	19,700	22,827	19,421	14,443	11,154
Adjusted net income	$19,700	$22,827	$19,421	$14,443	$11,154

Non–GAAP Reconciliation of Diluted Earnings per Share
(Dollars in Thousands, Unaudited)
	Three Months Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
	2021	2020	2020	2020	2020
Diluted earnings per share (“EPS”) as reported	$0.46	$0.50	$0.46	$0.33	$0.26
(Gain) / loss on sale of investment securities	(0.02)	(0.06)	(0.02)	(0.01)	(0.01)
Tax effect	—	0.01	0.01	—	—
Diluted EPS excluding (gain) / loss on sale of investment securities	0.44	0.45	0.45	0.32	0.25
Death benefit on bank owned life insurance (“BOLI”)	—	—	—	—	(0.01)
Diluted EPS excluding death benefit on BOLI	0.44	0.45	0.45	0.32	0.24
Prepayment penalties on borrowings	—	0.09	—	—	—
Tax effect	—	(0.02)	—	—	—
Diluted EPS excluding prepayment penalties on borrowings	0.44	0.52	0.45	0.32	0.24
Adjusted diluted EPS	$0.44	$0.52	$0.45	$0.32	$0.24

Horizon Bancorp, Inc. Announces First Quarter 2021 Financial Results

Non–GAAP Reconciliation of Pre–Tax, Pre–Provision Income
(Dollars in Thousands, Unaudited)
	Three Months Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
	2021	2020	2020	2020	2020
Pre–tax income	$23,872	$23,860	$24,638	$16,632	$13,239
Credit loss expense	367	3,042	2,052	7,057	8,600
Pre–tax, pre–provision income	$24,239	$26,902	$26,690	$23,689	$21,839

Pre–tax, pre–provision income	$24,239	$26,902	$26,690	$23,689	$21,839
(Gain) / loss on sale of investment securities	(914)	(2,622)	(1,088)	(248)	(339)
Death benefit on BOLI	—	—	(31)	—	(233)
Prepayment penalties on borrowings	—	3,804	—	—	—
Adjusted pre–tax, pre–provision income	$23,325	$28,084	$25,571	$23,441	$21,267

Horizon’s net interest margin decreased to 3.29% for the first quarter of 2021 compared to 3.34% for the fourth quarter of 2020. The decrease in net interest margin reflects a decrease in the yield on interest earning assets of 39 basis points, offset by a decrease in the cost of interest bearing liabilities of 44 basis points. Interest income from acquisition–related purchase accounting adjustments was $882,000 lower during the first quarter of 2021 when compared to the fourth quarter of 2020.

Horizon’s net interest margin decreased to 3.29% for the first quarter of 2021 when compared to 3.56% for the first quarter of 2020. The decrease in net interest margin reflects a decrease in the yield on interest earning assets of 81 basis points offset by a decrease in the cost of interest bearing liabilities of 63 basis points.

The net interest margin was impacted during the first quarter of 2021 and fourth quarter of 2020 due to the PPP loans that were originated. Horizon estimates that the PPP loans increased the net interest margin by 10 and 18 basis points for the first quarter of 2021 and the fourth quarter of 2020, respectively. This assumes these PPP loans were not included in average interest earning assets or interest income and were primarily funded by the growth in non–interest bearing deposits.

The net interest margin was also impacted during the first quarter of 2021 and fourth quarter of 2020 due to the excess liquidity carried on the balance sheet with the increase in deposits. Horizon estimates that the excess liquidity compressed the net interest margin by 16 and 7 basis points for the first quarter of 2021 and the fourth quarter of 2020, respectively. This assumes that the excess liquidity was not included in average interest earning assets or interest income and was excluded from non–interest bearing deposits.

Non–GAAP Reconciliation of Net Interest Margin
(Dollars in Thousands, Unaudited)
	Three Months Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
	2021	2020	2020	2020	2020
Net interest income as reported	$42,538	$43,622	$43,397	$42,996	$40,925
Average interest earning assets	5,439,634	5,365,888	5,251,611	5,112,636	4,746,202
Net interest income as a percentage of average interest earning assets (“Net Interest Margin”)	3.29%	3.34%	3.39%	3.47%	3.56%

Net interest income as reported	$42,538	$43,622	$43,397	$42,996	$40,925
Acquisition–related purchase accounting adjustments (“PAUs”)	(1,579)	(2,461)	(1,488)	(1,553)	(1,434)
Prepayment penalties on borrowings	—	3,804	—	—	—
Adjusted net interest income	$40,959	$44,965	$41,909	$41,443	$39,491
Adjusted net interest margin	3.17%	3.44%	3.27%	3.35%	3.44%

Horizon Bancorp, Inc. Announces First Quarter 2021 Financial Results
Net interest margin, excluding acquisition–related purchase accounting adjustments (“adjusted net interest margin”), was 3.17% for the first quarter of 2021 compared to 3.44% for the prior quarter and 3.44% for the first quarter of 2020. Interest income from acquisition–related purchase accounting adjustments was $1.6 million, $2.5 million and $1.4 million for the three months ended March 31, 2021, December 31, 2020 and March 31, 2020, respectively.

Lending Activity

Total loans were $3.67 billion, or $3.42 billion excluding PPP loans, on March 31, 2021. Total loans were $3.88 billion, or $3.67 billion excluding PPP loans, on December 31, 2020. During the three months ended March 31, 2021, mortgage warehouse loans decreased $129.4 million, residential mortgage loans decreased $42.4 million, consumer loans decreased $16.8 million, commercial loans decreased $14.4 million and loans held for sale decreased $5.7 million.

Loan Growth by Type, Excluding Acquired Loans
(Dollars in Thousands, Unaudited)
	March 31,	December 31,	Amount	Percent
	2021	2020	Change	Change
Commercial	$2,177,858	$2,192,271	$(14,413)	(0.7)%
Residential mortgage	581,929	624,286	(42,357)	(6.8)%
Consumer	638,403	655,200	(16,797)	(2.6)%
Subtotal	3,398,190	3,471,757	(73,567)	(2.1)%
Loans held for sale	7,798	13,538	(5,740)	(42.4)%
Mortgage warehouse	266,246	395,626	(129,380)	(32.7)%
Total loans	$3,672,234	$3,880,921	$(208,687)	(5.4)%
Residential mortgage lending activity for the three months ended March 31, 2021 generated a first–quarter record $5.3 million in income from the gain on sale of mortgage loans, decreasing $2.5 million from the fourth quarter of 2020 and increasing $1.8 million from the first quarter of 2020. Total origination volume for the first quarter of 2021, including loans placed into the portfolio, totaled $155.6 million, representing a decrease of 16.4% from fourth quarter 2020 levels, and an increase of 40.3% from the first quarter of 2020. As a percentage of total originations, 65% of the volume was for refinances and 35% was for new purchases during the first quarter of 2021. Total origination volume of loans sold to the secondary market totaled $126.0 million, representing a decrease of 20.1% from the fourth quarter of 2020 and an increase of 86.5% from the first quarter of 2020.

Expense Management

	Three Months Ended
	March 31,	December 31,	Amount	Percent
Non–interest Expense	2021	2020	Change	Change
Salaries and employee benefits	$16,871	$20,030	$(3,159)	(15.8)%
Net occupancy expenses	3,318	3,262	56	1.7%
Data processing	2,376	2,126	250	11.8%
Professional fees	544	691	(147)	(21.3)%
Outside services and consultants	1,702	2,083	(381)	(18.3)%
Loan expense	2,822	2,961	(139)	(4.7)%
FDIC insurance expense	800	900	(100)	(11.1)%
Other losses	283	735	(452)	(61.5)%
Other expense	3,456	3,665	(209)	(5.7)%
Total non–interest expense	$32,172	$36,453	$(4,281)	(11.7)%
Annualized non–interest expense to average assets	2.20%	2.47%

Horizon Bancorp, Inc. Announces First Quarter 2021 Financial Results
Total non–interest expense was $4.3 million lower in the first quarter of 2021 when compared to the fourth quarter of 2020. The decrease in expenses was primarily due to the reduction in salary and employee benefits due to lower bonus accruals compared to the fourth quarter of 2020 and recording $678,000 of deferred PPP origination costs that reduced salary expense in the first quarter of 2021.

	Three Months Ended
	March 31,	March 31,	Amount	Percent
Non–interest Expense	2021	2020	Change	Change
Salaries and employee benefits	$16,871	$16,591	$280	1.7%
Net occupancy expenses	3,318	3,252	66	2.0%
Data processing	2,376	2,405	(29)	(1.2)%
Professional fees	544	536	8	1.5%
Outside services and consultants	1,702	1,915	(213)	(11.1)%
Loan expense	2,822	2,099	723	34.4%
FDIC insurance expense	800	150	650	433.3%
Other losses	283	120	163	135.8%
Other expense	3,456	4,081	(625)	(15.3)%
Total non–interest expense	$32,172	$31,149	$1,023	3.3%
Annualized non–interest expense to average assets	2.20%	2.38%

Total non–interest expense was $1.0 million higher in the first quarter of 2021 when compared to the first quarter of 2020. Increases in loan expense, FDIC insurance expense and salaries and employee benefits were offset in part by a decrease in other expense and outside services and consultants expense.

Annualized non–interest expense as a percent of average assets were 2.20%, 2.47% and 2.38% for the three months ended March 31, 2021, December 31, 2020 and March 31, 2020, respectively.

Income tax expense totaled $3.5 million for the first quarter of 2021, an increase of $1.5 million when compared to the fourth quarter of 2020 and an increase of $1.9 million when compared to the first quarter of 2020. The increase in income tax expense in the first quarter of 2021 compared to the fourth quarter of 2020 and the first quarter of 2020 was primarily due to the fourth quarter of 2020 benefiting from the recognition of solar tax credits.

Capital

The capital resources of the Company and Horizon Bank (the “Bank”) exceeded regulatory capital ratios for “well capitalized” banks at March 31, 2021. Stockholders’ equity totaled $689.4 million at March 31, 2021 and the ratio of average stockholders’ equity to average assets was 11.75% for the three months ended March 31, 2021.

Capital levels benefited from the Company’s previously disclosed public offering of subordinated notes raising $60.0 million in June 2020. Horizon’s fortress balance sheet at March 31, 2021 maintained adequate regulatory capital ratios when stress testing for highly adverse scenarios.

The following table presents the actual regulatory capital dollar amounts and ratios of the Company and the Bank as of March 31, 2021.

Horizon Bancorp, Inc. Announces First Quarter 2021 Financial Results

	Actual		Required for Capital Adequacy Purposes		Required for Capital Adequacy Purposes with Capital Buffer		Well Capitalized Under Prompt Corrective Action Provisions
	Amount	Ratio	Amount	Ratio	Amount	Ratio	Amount	Ratio
Total capital (to risk–weighted assets)
Consolidated	$669,098	16.94%	$315,985	8.00%	$414,730	10.50%	N/A	N/A
Bank	548,682	13.86%	316,700	8.00%	415,668	10.50%	$395,874	10.00%
Tier 1 capital (to risk–weighted assets)
Consolidated	622,085	15.75%	236,985	6.00%	335,728	8.50%	N/A	N/A
Bank	503,222	12.71%	237,556	6.00%	336,537	8.50%	316,741	8.00%
Common equity tier 1 capital (to risk–weighted assets)
Consolidated	506,877	12.84%	177,644	4.50%	276,335	7.00%	N/A	N/A
Bank	503,222	12.71%	178,167	4.50%	277,148	7.00%	257,352	6.50%
Tier 1 capital (to average assets)
Consolidated	622,085	10.82%	229,976	4.00%	229,976	4.00%	N/A	N/A
Bank	503,222	8.81%	228,478	4.00%	228,478	4.00%	285,597	5.00%

Liquidity

The Bank maintains a stable base of core deposits provided by long–standing relationships with individuals and local businesses. These deposits are the principal source of liquidity for Horizon. Other sources of liquidity for Horizon include earnings, loan repayment, investment security sales and maturities, proceeds from the sale of residential mortgage loans, unpledged investment securities and borrowing relationships with correspondent banks, including the Federal Home Loan Bank of Indianapolis (the “FHLB”). At March 31, 2021, in addition to liquidity available from the normal operating, funding, and investing activities of Horizon, the Bank had approximately $946.1 million in unused credit lines with various money center banks, including the FHLB and the Federal Reserve Discount Window. The Bank had approximately $772.8 million of unpledged investment securities at March 31, 2021.

Branch Network and Customer Experience

Horizon continues to implement its disciplined approach to enhancing the efficiency of its branch network on an ongoing basis, while leveraging technology to enhance the customer experience. At the same time, the Bank continues to invest in its Midwest footprint. On March 31, 2021, the Bank opened a new full–service branch in Gary to improve access to financial services to this Northwest Indiana city's population.

Horizon Bancorp, Inc. Announces First Quarter 2021 Financial Results
Use of Non–GAAP Financial Measures

Certain information set forth in this press release refers to financial measures determined by methods other than in accordance with GAAP. Specifically, we have included non–GAAP financial measures relating to net income, diluted earnings per share, net interest margin, total loans and loan growth, the allowance for credit losses, tangible stockholders’ equity, tangible book value per share, efficiency ratio, the return on average assets, the return on average equity and pre–tax, pre–provision income. In each case, we have identified special circumstances that we consider to be non–recurring and have excluded them. We believe that this shows the impact of such events as acquisition–related purchase accounting adjustments, among others we have identified in our reconciliations. Horizon believes these non–GAAP financial measures are helpful to investors and provide a greater understanding of our business without giving effect to the purchase accounting impacts and one–time costs of acquisitions and non–recurring items. These measures are not necessarily comparable to similar measures that may be presented by other companies and should not be considered in isolation or as a substitute for the related GAAP measure. See the tables and other information below and contained elsewhere in this press release for reconciliations of the non–GAAP figures identified herein and their most comparable GAAP measures.

Non–GAAP Reconciliation of Tangible Stockholders’ Equity and Tangible Book Value per Share
(Dollars in Thousands, Unaudited)

	March 31,	December 31,	September 30,	June 30,	March 31,
	2021	2020	2020	2020	2020
Total stockholders’ equity	$689,379	$692,216	$670,293	$652,206	$630,842
Less: Intangible assets	173,296	174,193	175,107	176,020	176,961
Total tangible stockholders’ equity	$516,083	$518,023	$495,186	$476,186	$453,881
Common shares outstanding	43,949,189	43,880,562	43,874,353	43,821,878	43,763,623
Book value per common share	$15.69	$15.78	$15.28	$14.88	$14.41
Tangible book value per common share	$11.74	$11.81	$11.29	$10.87	$10.37

Horizon Bancorp, Inc. Announces First Quarter 2021 Financial Results

Non–GAAP Calculation and Reconciliation of Efficiency Ratio and Adjusted Efficiency Ratio
(Dollars in Thousands, Unaudited)
	Three Months Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
	2021	2020	2020	2020	2020
Non–interest expense as reported	$32,172	$36,453	$33,407	$30,432	$31,149
Net interest income as reported	42,538	43,622	43,397	42,996	40,925
Non–interest income as reported	$13,873	$19,733	$16,700	$11,125	$12,063
Non–interest expense / (Net interest income + Non–interest income) (“Efficiency Ratio”)	57.03%	57.54%	55.59%	56.23%	58.79%

Non–interest expense as reported	$32,172	$36,453	$33,407	$30,432	$31,149
Net interest income as reported	42,538	43,622	43,397	42,996	40,925
Prepayment penalties on borrowings	—	3,804	—	—	—
Net interest income excluding prepayment penalties on borrowings	42,538	47,426	43,397	42,996	40,925
Non–interest income as reported	13,873	19,733	16,700	11,125	12,063
(Gain) / loss on sale of investment securities	(914)	(2,622)	(1,088)	(248)	(339)
Death benefit on BOLI	—	—	(31)	—	(233)
Non–interest income excluding (gain) / loss on sale of investment securities and death benefit on BOLI	$12,959	$17,111	$15,581	$10,877	$11,491
Adjusted efficiency ratio	57.97%	56.48%	56.64%	56.49%	59.43%

Non–GAAP Reconciliation of Return on Average Assets
(Dollars in Thousands, Unaudited)
	Three Months Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
	2021	2020	2020	2020	2020
Average assets	$5,936,149	$5,864,086	$5,768,691	$5,620,695	$5,257,332
Return on average assets (“ROAA”) as reported	1.40%	1.49%	1.40%	1.05%	0.89%
(Gain) / loss on sale of investment securities	(0.06)	(0.18)	(0.08)	(0.02)	(0.03)
Tax effect	0.01	0.04	0.02	—	0.01
ROAA excluding (gain) / loss on sale of investment securities	1.35	1.35	1.34	1.03	0.87
Death benefit on BOLI	—	—	—	—	(0.02)
ROAA excluding death benefit on BOLI	1.35	1.35	1.34	1.03	0.85
Prepayment penalties on borrowings	—	0.26	—	—	—
Tax effect	—	(0.05)	—	—	—
ROAA excluding prepayment penalties on borrowings	1.35	1.56	1.34	1.03	0.85
Adjusted ROAA	1.35%	1.56%	1.34%	1.03%	0.85%

Horizon Bancorp, Inc. Announces First Quarter 2021 Financial Results

Non–GAAP Reconciliation of Return on Average Common Equity
(Dollars in Thousands, Unaudited)
	Three Months Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
	2021	2020	2020	2020	2020
Average common equity	$697,401	$680,857	$668,797	$649,490	$667,588
Return on average common equity (“ROACE”) as reported	11.88%	12.79%	12.08%	9.07%	7.02%
(Gain) / loss on sale of investment securities	(0.53)	(1.53)	(0.65)	(0.15)	(0.20)
Tax effect	0.11	0.32	0.14	0.03	0.04
ROACE excluding (gain) / loss on sale of investment securities	11.46	11.58	11.57	8.95	6.86
Death benefit on BOLI	—	—	(0.02)	—	(0.14)
ROACE excluding death benefit on BOLI	11.46	11.58	11.55	8.95	6.72
Prepayment penalties on borrowings	—	2.22	—	—	—
Tax effect	—	(0.47)	—	—	—
ROACE excluding prepayment penalties on borrowings	11.46%	13.33%	11.55%	8.95%	6.72%
Adjusted ROACE	11.46%	13.33%	11.55%	8.95%	6.72%

Conference Call

As previously announced, Horizon will host a conference call to review its first quarter financial results and operating performance.

Participants may access the live conference call on April 29, 2021 at 7:30 a.m. CT (8:30 a.m. ET) by dialing 877–317–6789 from the United States, 866–450–4696 from Canada or 412–317–6789 from international locations and requesting the “Horizon Bancorp Call.” Participants are asked to dial in approximately 10 minutes prior to the call.

A telephone replay of the call will be available approximately one hour after the end of the conference through May 6, 2021. The replay may be accessed by dialing 877–344–7529 from the United States, 855–669–9658 from Canada or 412–317–0088 from other international locations, and entering the access code 10153464.

About Horizon Bancorp, Inc.

Horizon Bancorp, Inc. (NASDAQ GS: HBNC) is the $6.1 billion–asset bank holding company for Horizon Bank, which serves customers across diverse and economically attractive Midwestern markets through convenient digital and virtual tools, as well as its Indiana and Michigan branches. Horizon's retail offerings include prime residential, indirect auto, and other secured consumer lending to in–market customers, as well as a range of personal banking and wealth management solutions. Horizon also provides a comprehensive array of in–market business banking and treasury management services, with commercial lending representing over half of total loans. More information on Horizon, headquartered in Northwest Indiana's Michigan City, is available at horizonbank.com and investor.horizonbank.com.

Horizon Bancorp, Inc. Announces First Quarter 2021 Financial Results
Forward Looking Statements

This press release may contain forward–looking statements regarding the financial performance, business prospects, growth and operating strategies of Horizon Bancorp, Inc. and its affiliates (collectively, “Horizon”). For these statements, Horizon claims the protection of the safe harbor for forward–looking statements contained in the Private Securities Litigation Reform Act of 1995. Statements in this press release should be considered in conjunction with the other information available about Horizon, including the information in the filings we make with the Securities and Exchange Commission. Forward–looking statements provide current expectations or forecasts of future events and are not guarantees of future performance. The forward–looking statements are based on management’s expectations and are subject to a number of risks and uncertainties. We have tried, wherever possible, to identify such statements by using words such as “anticipate,” “estimate,” “project,” “intend,” “plan,” “believe,” “will” and similar expressions in connection with any discussion of future operating or financial performance.

Although management believes that the expectations reflected in such forward–looking statements are reasonable, actual results may differ materially from those expressed or implied in such statements. Risks and uncertainties that could cause actual results to differ materially include risk factors relating to the banking industry and the other factors detailed from time to time in Horizon’s reports filed with the Securities and Exchange Commission, including those described in Horizon’s Annual Report on Form 10–K and its quarterly reports on Form 10–Q. Further, statements about the effects of the COVID–19 pandemic on our business, operations, financial performance, and prospects may constitute forward–looking statements and are subject to the risk that the actual impacts may differ, possibly materially, from what is reflected in those forward–looking statements due to factors and future developments that are uncertain, unpredictable, and in many cases beyond our control, including the scope and duration of the pandemic, actions taken by governmental authorities in response to the pandemic, and the direct and indirect impact of the pandemic on our customers, third parties, and us. Undue reliance should not be placed on the forward–looking statements, which speak only as of the date hereof. Horizon does not undertake, and specifically disclaims any obligation, to publicly release the result of any revisions that may be made to update any forward–looking statement to reflect the events or circumstances after the date on which the forward–looking statement is made, or reflect the occurrence of unanticipated events, except to the extent required by law.

Financial Highlights
(Dollars in Thousands, Unaudited)

	March 31,	December 31,	September 30,	June 30,	March 31,
	2021	2020	2020	2020	2020
Balance sheet:
Total assets	$6,055,528	$5,886,614	$5,790,143	$5,739,262	$5,351,325
Interest earning deposits & federal funds sold	444,239	158,979	15,707	82,328	7,191
Interest earning time deposits	7,983	8,965	9,213	9,247	9,239
Investment securities	1,423,825	1,302,701	1,195,613	1,126,075	1,099,943
Commercial loans	2,177,858	2,192,271	2,321,608	2,312,715	2,050,402
Mortgage warehouse loans	266,246	395,626	374,653	300,386	223,519
Residential mortgage loans	581,929	624,286	675,220	704,410	757,529
Consumer loans	638,403	655,200	658,884	660,871	675,849
Earning assets	5,571,304	5,374,589	5,286,974	5,235,553	4,852,364
Non–interest bearing deposit accounts	1,133,412	1,053,242	1,016,646	981,868	709,978
Interest bearing transaction accounts	2,947,438	2,802,673	2,600,691	2,510,854	1,923,260
Time deposits	640,966	675,218	718,952	814,877	1,249,033
Borrowings	481,488	475,000	587,473	583,073	704,613
Subordinated notes	58,640	58,603	58,566	58,824	—
Junior subordinated debentures issued to capital trusts	56,604	56,548	56,491	56,437	56,374
Total stockholders’ equity	689,379	692,216	670,293	652,206	630,842

Horizon Bancorp, Inc. Announces First Quarter 2021 Financial Results

Financial Highlights
(Dollars in Thousands Except Share and Per Share Data and Ratios, Unaudited)
	Three Months Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
	2021	2020	2020	2020	2020
Income statement:
Net interest income	$42,538	$43,622	$43,397	$42,996	$40,925
Credit loss expense	367	3,042	2,052	7,057	8,600
Non–interest income	13,873	19,733	16,700	11,125	12,063
Non–interest expense	32,172	36,453	33,407	30,432	31,149
Income tax expense	3,450	1,967	4,326	1,993	1,584
Net income	$20,422	$21,893	$20,312	$14,639	$11,655

Per share data:
Basic earnings per share	$0.46	$0.50	$0.46	$0.33	$0.26
Diluted earnings per share	0.46	0.50	0.46	0.33	0.26
Cash dividends declared per common share	0.12	0.12	0.12	0.12	0.12
Book value per common share	15.69	15.78	15.28	14.88	14.41
Tangible book value per common share	11.74	11.81	11.29	10.87	10.37
Market value – high	19.94	15.86	11.48	12.44	18.79
Market value – low	$15.43	$10.16	$9.05	$8.40	$7.97
Weighted average shares outstanding – Basis	43,919,549	43,862,435	43,862,435	43,781,249	44,658,512
Weighted average shares outstanding – Diluted	44,072,581	43,903,881	43,903,881	43,802,794	44,756,716

Key ratios:
Return on average assets	1.40%	1.49%	1.40%	1.05%	0.89%
Return on average common stockholders’ equity	11.88	12.79	12.08	9.07	7.02
Net interest margin	3.29	3.34	3.39	3.47	3.56
Allowance for credit losses to total loans	1.56	1.47	1.39	1.38	1.30
Average equity to average assets	11.75	11.61	11.59	11.56	12.70
Bank only capital ratios:
Tier 1 capital to average assets	8.81	8.71	8.57	8.48	9.43
Tier 1 capital to risk weighted assets	12.71	11.29	10.67	10.49	11.83
Total capital to risk weighted assets	13.86	12.21	11.56	11.74	12.67

Horizon Bancorp, Inc. Announces First Quarter 2021 Financial Results

Financial Highlights
(Dollars in Thousands Except Ratios, Unaudited)

	March 31,	December 31,	September 30,	June 30,	March 31,
	2021	2020	2020	2020	2020
Loan data:
Substandard loans	$86,472	$98,874	$88,286	$61,385	$61,322
30 to 89 days delinquent	5,099	6,938	5,513	3,853	12,017

Non–performing loans:
90 days and greater delinquent – accruing interest	267	262	331	123	246
Trouble debt restructures – accruing interest	1,828	1,793	1,825	2,039	2,115
Trouble debt restructures – non–accrual	2,271	2,610	2,704	3,443	3,360
Non–accrual loans	20,700	22,142	24,454	22,451	18,281
Total non–performing loans	$25,066	$26,807	$29,314	$28,056	$24,002
Non–performing loans to total loans	0.68%	0.69%	0.72%	0.70%	0.65%

Allocation of the Allowance for Credit Losses
(Dollars in Thousands, Unaudited)

	March 31,	December 31,	September 30,	June 30,	March 31,
	2021	2020	2020	2020	2020
Commercial	$42,980	$42,210	$39,795	$39,147	$32,550
Residential mortgage	4,229	4,620	5,464	5,832	5,654
Mortgage warehouse	1,163	1,267	1,250	1,190	1,055
Consumer	8,814	8,930	9,810	8,921	9,181
Total	$57,186	$57,027	$56,319	$55,090	$48,440

Net Charge–offs (Recoveries)
(Dollars in Thousands Except Ratios, Unaudited)

	March 31,	December 31,	September 30,	June 30,	March 31,
	2021	2020	2020	2020	2020
Commercial	$158	$23	$488	$6	$(20)
Residential mortgage	(65)	(10)	136	24	17
Mortgage warehouse	—	—	—	—	—
Consumer	115	216	199	377	407
Total	$208	$229	$823	$407	$404
Percent of net charge–offs (recoveries) to average loans outstanding for the period	0.01%	0.01%	0.02%	0.01%	0.01%

Horizon Bancorp, Inc. Announces First Quarter 2021 Financial Results

Total Non–performing Loans
(Dollars in Thousands Except Ratios, Unaudited)

	March 31,	December 31,	September 30,	June 30,	March 31,
	2021	2020	2020	2020	2020
Commercial	$12,802	$14,348	$16,169	$14,238	$9,579
Residential mortgage	7,916	7,994	9,209	9,945	10,411
Mortgage warehouse	—	—	—	—	—
Consumer	4,348	4,465	3,936	3,873	4,012
Total	$25,066	$26,807	$29,314	$28,056	$24,002
Non–performing loans to total loans	0.68%	0.69%	0.72%	0.70%	0.65%

Other Real Estate Owned and Repossessed Assets
(Dollars in Thousands, Unaudited)

	March 31,	December 31,	September 30,	June 30,	March 31,
	2021	2020	2020	2020	2020
Commercial	$1,696	$1,908	$2,191	$2,374	$2,464
Residential mortgage	37	—	70	249	336
Mortgage warehouse	—	—	—	—	—
Consumer	—	—	80	20	13
Total	$1,733	$1,908	$2,341	$2,643	$2,813

Horizon Bancorp, Inc. Announces First Quarter 2021 Financial Results

Average Balance Sheets
(Dollars in Thousands, Unaudited)
	Three Months Ended			Three Months Ended
	March 31, 2021			March 31, 2020
	Average Balance	Interest	Average Rate	Average Balance	Interest	Average Rate
Assets
Interest earning assets
Federal funds sold	$267,241	$66	0.10%	$24,974	$96	1.55%
Interest earning deposits	25,527	31	0.49%	26,491	101	1.53%
Investment securities – taxable	410,063	1,451	1.44%	501,144	2,701	2.27%
Investment securities – non–taxable (1)	956,464	5,223	2.80%	588,784	3,798	3.18%
Loans receivable (2) (3)	3,780,339	40,818	4.39%	3,604,809	44,958	5.03%
Total interest earning assets	5,439,634	47,589	3.66%	4,746,202	51,654	4.47%
Non–interest earning assets
Cash and due from banks	85,269			78,108
Allowance for credit losses	(57,779)			(24,468)
Other assets	469,025			457,490
Total average assets	$5,936,149			$5,257,332

Liabilities and Stockholders’ Equity
Interest bearing liabilities
Interest bearing deposits	$3,524,103	$2,343	0.27%	$3,225,323	$7,716	0.96%
Borrowings	477,278	1,269	1.08%	533,129	2,238	1.69%
Subordinated notes	58,616	880	6.09%	—	—	—%
Junior subordinated debentures issued to capital trusts	56,571	559	4.01%	56,333	775	5.53%
Total interest bearing liabilities	4,116,568	5,051	0.50%	3,814,785	10,729	1.13%
Non–interest bearing liabilities
Demand deposits	1,063,268			717,257
Accrued interest payable and other liabilities	58,912			57,702
Stockholders’ equity	697,401			667,588
Total average liabilities and stockholders’ equity	$5,936,149			$5,257,332

Net interest income / spread		$42,538	3.16%		$40,925	3.34%
Net interest income as a percent of average interest earning assets (1)			3.29%			3.56%

(1) Securities balances represent daily average balances for the fair value of securities. The average rate is calculated based on the daily average balance for the amortized cost of securities. The average rate is presented on a tax equivalent basis.

(2) Includes fees on loans. The inclusion of loan fees does not have a material effect on the average interest rate.
(3) Non–accruing loans for the purpose of the computation above are included in the daily average loan amounts outstanding. Loan totals are shown net of unearned income and deferred loan fees. The average rate is presented on a tax equivalent basis.

Horizon Bancorp, Inc. Announces First Quarter 2021 Financial Results

Condensed Consolidated Balance Sheets
(Dollars in Thousands)

	March 31, 2021	December 31, 2020
	(Unaudited)
Assets
Cash and due from banks	$529,336	$249,711
Interest earning time deposits	7,983	8,965
Investment securities, available for sale	1,262,175	1,134,025
Investment securities, held to maturity (fair value $170,949 and $179,990)	161,650	168,676
Loans held for sale	7,798	13,538
Loans, net of allowance for credit losses of $57,186 and $57,027	3,607,250	3,810,356
Premises and equipment, net	92,109	92,416
Federal Home Loan Bank stock	23,023	23,023
Goodwill	151,238	151,238
Other intangible assets	22,058	22,955
Interest receivable	20,951	21,396
Cash value of life insurance	97,262	96,751
Other assets	72,695	93,564
Total assets	$6,055,528	$5,886,614

Liabilities
Deposits
Non–interest bearing	$1,133,412	$1,053,242
Interest bearing	3,588,404	3,477,891
Total deposits	4,721,816	4,531,133
Borrowings	481,488	475,000
Subordinated notes	58,640	58,603
Junior subordinated debentures issued to capital trusts	56,604	56,548
Interest payable	1,772	2,712
Other liabilities	45,829	70,402
Total liabilities	5,366,149	5,194,398
Commitments and contingent liabilities
Stockholders’ equity
Preferred stock, Authorized, 1,000,000 shares, Issued 0 shares	—	—
Common stock, no par value, Authorized 99,000,000 shares Issued 43,974,258 and 43,905,631 shares, Outstanding 43,949,189 and 43,880,562 shares	—	—
Additional paid–in capital	362,613	362,945
Retained earnings	316,080	301,419
Accumulated other comprehensive income	10,686	27,852
Total stockholders’ equity	689,379	692,216
Total liabilities and stockholders’ equity	$6,055,528	$5,886,614

Horizon Bancorp, Inc. Announces First Quarter 2021 Financial Results

Condensed Consolidated Statements of Income
(Dollars in Thousands Except Per Share Data, Unaudited)
	Three Months Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
	2021	2020	2020	2020	2020
Interest income
Loans receivable	$40,818	$46,745	$44,051	$43,918	$44,958
Investment securities – taxable	1,548	1,570	1,704	2,321	2,898
Investment securities – non–taxable	5,223	4,919	4,391	4,105	3,798
Total interest income	47,589	53,234	50,146	50,344	51,654
Interest expense
Deposits	2,343	2,718	3,616	4,506	7,716
Borrowed funds	1,269	5,456	1,662	2,074	2,238
Subordinated notes	880	871	895	58	—
Junior subordinated debentures issued to capital trusts	559	567	576	710	775
Total interest expense	5,051	9,612	6,749	7,348	10,729
Net interest income	42,538	43,622	43,397	42,996	40,925
Credit loss expense	367	3,042	2,052	7,057	8,600
Net interest income after credit loss expense	42,171	40,580	41,345	35,939	32,325
Non–interest Income
Service charges on deposit accounts	2,234	2,360	2,154	1,888	2,446
Wire transfer fees	255	301	298	230	171
Interchange fees	2,340	2,645	2,438	2,327	1,896
Fiduciary activities	1,743	2,747	2,105	1,765	2,528
Gains / (losses) on sale of investment securities	914	2,622	1,088	248	339
Gain on sale of mortgage loans	5,296	7,815	8,813	6,620	3,473
Mortgage servicing income net of impairment	213	327	(1,308)	(2,760)	25
Increase in cash value of bank owned life insurance	511	566	566	557	554
Death benefit on bank owned life insurance	—	—	31	—	233
Other income	367	350	515	250	398
Total non–interest income	13,873	19,733	16,700	11,125	12,063
Non–interest expense
Salaries and employee benefits	16,871	20,030	18,832	15,629	16,591
Net occupancy expenses	3,318	3,262	3,107	3,190	3,252
Data processing	2,376	2,126	2,237	2,432	2,405
Professional fees	544	691	688	518	536
Outside services and consultants	1,702	2,083	1,561	1,759	1,915
Loan expense	2,822	2,961	2,876	2,692	2,099
FDIC insurance expense	800	900	570	235	150
Other losses	283	735	114	193	120
Other expenses	3,456	3,665	3,422	3,784	4,081
Total non–interest expense	32,172	36,453	33,407	30,432	31,149
Income before income taxes	23,872	23,860	24,638	16,632	13,239
Income tax expense	3,450	1,967	4,326	1,993	1,584
Net income	$20,422	$21,893	$20,312	$14,639	$11,655
Basic earnings per share	$0.46	$0.50	$0.46	$0.33	$0.26
Diluted earnings per share	0.46	0.50	0.46	0.33	0.26